EXHIBIT 10.1

May 22, 2006

Rudolph R. Wrabel
131 Main Street
Apt. 403
Burlington, VT 05401

RE:    SEVERANCE AGREEMENT AND GENERAL RELEASE

Dear Rick:

This Severance Agreement and General Release sets forth the terms of our mutual agreement concerning your separation from Rock of Ages Corporation, its subsidiaries and affiliates (collectively, "Rock of Ages" or the "Company"). Specifically, we agree as follows:

        1.    You have resigned from employment on May 5, 2006 (the "Separation Date").You will be paid for the month of May on the normal payroll cycle.

        2.    In consideration of the execution of this Severance Agreement and General Release and your compliance with the promises made herein, Rock of Ages agrees to pay your regular salary payments of $26,667 per month for a period of twelve (12) months, commencing on June 15, 2006 and ending on May 15, 2007. Salary payments will be less appropriate state, federal, unemployment and social security tax deductions. No salary continuation payments shall be made until you have executed this Agreement and the seven day revocation period set forth in paragraph 15 below has expired.

Rock of Ages will continue the coverage that you have elected at current contribution rates under its group health, dental and vision insurance plans (or successor plans providing substantially the same coverage) until the earlier to occur of (a) the date you, your spouse or dependent children become covered under another group health plan that does not contain an exclusion or limitation for any pre-existing condition of the qualified beneficiary, (b) April 30, 2007, or (c) the date the Company no longer provides group health coverage to any of its employees. After said date, under current COBRA law you may have the right to remain on the Company's group plan for an additional period of time, contingent upon your payment of the full premium in effect during that time. A COBRA notice and election form will be sent to your home on a timely basis.

We will reimburse you for fees for outplacement services per the terms of your Employment Agreement in an aggregate amount of up to $10,000, upon presentation of a proper invoice in satisfactory form.

        3.    Your group term life insurance, optional life insurance, disability insurance, retirement plan and all other fringe benefits not specifically provided for herein shall cease and terminate on the Separation Date. All Company contributions to your 401(k) account shall cease on the Separation Date; provided, however, you may remain in the plan according to its terms for as long as you wish and as long as your account balance remains over Five Thousand Dollars ($5,000.00), or you may withdraw or rollover your account balance at any time after the Separation Date in accordance with the provisions of the 401(k) Plan and in accordance with applicable law and regulations. A notice explaining your distribution options will be sent to your home. In accordance with the terms of your incentive stock option dated May 10, 2004, you may exercise the option at any time within ninety (90) days from the date of termination. The option expires on August 4, 2006.

        4.        You have submitted all outstanding, unreimbursed, business expenses incurred on behalf of the Company prior to May 1, 2006, as well as expenses for the sale of your Houston home and the move to the new apartment in Houston. We have reimbursed you for these expenses as shown on the attached sheet. You acknowledge and agree that no further reimbursement for expenses incurred in connection with your employment or under your employment agreement are due.

        5.        You have returned, or will immediately return, all Company property, whether confidential or not, without keeping copies or excerpts thereof, including, but not limited to, computers (including any passwords associated therewith), cell phones, printers, customer lists, samples, product information, financial information, price lists, marketing materials, keys, credit cards, telephone calling cards, technical data, research, blueprints, trade secrets information, and all confidential or proprietary information.

        Notwithstanding the foregoing, you shall be entitled to keep your laptop computer (after the Company has removed all Company information from the hard disk drive) and your mobile phone. We will discontinue mobile phone service and you shall be responsible for obtaining your own mobile phone service. You shall make your laptop computer available to the Company at its offices in Graniteville during the week of May 8 to allow the Company to purge the data. The Company will transfer your company automobile to you at no cost. The vehicle will be transferred "as is" and "where is", and you will be responsible for paying any transfer taxes, registration fees and other amounts in connection with the transfer of title and reregistration of the vehicle. You should be aware that you will be taxed on the value of the automobile in 2006 and the Company will send you a 1099 MISC reporting the receipt of this value.

        6.    You understand and agree that you would not receive the money and benefits specified in paragraphs 2, 3 and 5 above except for your execution of this Severance Agreement and General Release and your agreement to fulfill the promises as described herein.

        7.    You and Rock of Ages agree that the payment and benefits specified in paragraph 2 above includes any and all monies, including but not limited to wages, salary, severance and/or pay in lieu of notice that may be due to you as a result of your employment with Rock of Ages and/or the termination thereof.

        8.    In consideration of the covenants and payments set forth above, you voluntarily release and discharge Rock of Ages, its parent, affiliates, subsidiaries, divisions, officers, employees, agents, successors, and assigns, both individually and in their official capacities (hereinafter referred to collectively as "Rock of Ages") of and from any and all claims, charges, lawsuits, grievances or causes of action whatsoever, in law of equity, which you, your heirs, executors, administrators, successors, and assigns may have against Rock of Ages. This shall include any claim related to or arising out of your employment by Rock of Ages, the terms and conditions of said employment and the cessation of said employment, including but not limited to any alleged violation of the following:

    The National Labor Relations Act;

    Title VII of the Civil Rights Act of 1964;

    Sections 1981 through 1988 of Title 42 of United States Code;

    The Employee Retirement Income Security Act of 1974;

    The Immigration Reform Control Act;

   The Americans with Disabilities Act of 1990;

    The Age Discrimination in Employment Act of 1967;

    The False Claims Act;

    The Fair Labor Standards Act;

    The Occupational Safety and Health Act;

    The Family and Medical Leave Act;

   The Vermont Employment Discrimination Law;

    Vermont Wage Payment and Wage and Hour Laws;

    Vermont whistleblower protection laws;

    Any other federal, state or local civil or human rights law or any other alleged violation of any local, state or federal law, regulation or ordinance;

    Any public policy, contract, tort, or common law; or

    Any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

    9.    You represent that you have not filed, or permitted to be filed on your behalf, any claim, lawsuit, grievance or cause of action against Rock of Ages, and that no claim, lawsuit, grievance or cause of action exists relating to your employment by Rock of Ages or the cessation of that employment. With the exception of any action the law precludes you from waiving by agreement, you expressly covenant not to sue Rock of Ages for any damages you may claim to have suffered as a result of actions related to your employment with Rock of Ages and/or the termination thereof. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent you from filing a charge or lawsuit challenging the validity of the waiver and release contained herein under the Age Discrimination in Employment Act.

    10.    This Agreement and General Release shall be governed by and construed in accordance with the laws of the State of Vermont. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

    11.    You agree that you shall remain subject to the confidentiality obligations set forth in section 8 of your employment agreement dated May 17, 2004. You further agree not to disclose, either directly or indirectly, any information whatsoever regarding the existence or substance of this Severance Agreement and General Release. This includes, but is not limited to, members of the media, present or former employees of Rock of Ages and other members of the public, but does not include any person whom you choose to seek advice from or consult with regarding your consideration of and decision to execute this Severance Agreement and General Release. You acknowledge that any breach of this section 11 shall cause irreparable harm to the Company. Accordingly, in the event of any breach of this section 11, the Company shall have the right to terminate any payments due hereunder and shall further have the right to seek all additional relief, including damages, specific performance and injunctive relief.

    Notwithstanding the foregoing, we acknowledge that you have discussed the general terms of the severance arrangements with Caryn Crump, Kevin Nohelty and Sean Weeks at the request of Kurt Swenson and we acknowledge that these specific conversations were not a breach of this section 11.

    12.    In consideration for the payments and benefits described above, you agree as follows:

    (a)    You acknowledge that during your employment, you have become fully familiar with all aspects of the Company's businesses, and have obtained access to confidential and proprietary information relating to such businesses. You understand, agree and covenant that such information is valuable and that you have no property interest in it. Therefore, you covenant and agree that you will not use, disclose, communicate or divulge such information to any third party and will keep and hold such information in confidence.

    (b)    During the period of your non-competition covenant set forth in Paragraph 12(c) hereof, you agree not to, on your own behalf or on behalf of any other person, corporation, firm or entity, directly or indirectly, solicit or induce any client, customer, employee or sales representative of Company to stop doing business with or to leave the Company for any reason whatsoever or to hire any of the Company's employees.

    (c)    You and the Company agree that the Company is currently engaged in the business of quarrying, manufacturing, lettering, setting, marketing and selling at need and pre-need granite, bronze and other memorials and monuments and related products and services at wholesale and at retail (herein collectively referred to as the "Restricted Business") and Company is engaged in the Restricted Business in every state of the United States as of the date of this agreement and that you have been employed by the Company to help expand and grow the Restricted Business. Therefore, the restricted territory shall include all the states of the United States (the "Restricted Territory"). Accordingly, as a material and essential inducement to Company to enter into this agreement, make the payments provided for herein, and in consideration of Company's agreements with you under this agreement, you agree that for the period during which you are receiving payments under this Agreement, you will not, in the Restricted Territory, directly or indirectly, in any manner whatsoever:

        (i)    compete with Company, its successors and assigns in the Restricted Business, in the Restricted Territory;

        (ii)    engage in the Restricted Business in the Restricted Territory;

        (iii)    have any ownership interest in (other than the ownership of less than five percent (5%) of the ownership interests of a company whose stock or other ownership interests are publicly traded) any business entity which engages, directly or indirectly, in the Restricted Business in the Restricted Territory;

        (iv)    contract, subcontract, work for, solicit work from, solicit Company employees for, or solicit customers for, advise or become affiliated with, any business entity which engages in the Restricted Business in the Restricted Territory; or

        (v)    lend money or provide anything of value to any entity which engages in the Restricted Business in the Restricted Territory.

The term "compete" as used in this Paragraph 12(c) means engage in competition, directly or indirectly, either as an employee, officer, director, owner, agent, member, consultant, independent contractor, partner, sole proprietor, stockholder, or any other ownership form or other capacity.

While the restrictions as set forth herein are considered by the parties hereto to be reasonable in all circumstances, it is recognized that any one or more of such restrictions might fail for unforeseen reasons. Accordingly, it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as unreasonable in all circumstances for the protection of Company and its interests, but would be valid if part of the wording thereof were deleted, the period thereof reduced, or the range of activities or area dealt with reduced in scope, such restrictions shall apply with the minimum modification as may be necessary to make them valid and effective, while still affording to Company the maximum amount of protection contemplated thereby.

You represent that you have carefully reviewed the restrictive non-competition covenant set forth in this Paragraph 12(c) and the non-disclosure covenant in Paragraph 12(a) and the non-solicitation covenant in Paragraph 12(b) and have determined that these covenants will not impose undue hardship, financial or otherwise, on you; that their Restrictive Territory and duration will not impose a hardship on you; that they protect Company's legitimate interests in its goodwill of its Restricted Business; and that your not being able to compete in the Restrictive Territory for the duration of your covenants will not be injurious to the public interest.

You agree that your breach of your covenants in this Paragraph 12 will cause irreparable harm to Company.

    (d)    You further covenant and agree not to make any statements that are disparaging about or adverse to the business interests of Rock of Ages or which are intended to harm the reputation of Rock of Ages, including but not limited to any statements that disparage any product, service, finances, capability or any other aspect of the Company's business. The Company agrees to provide you with written notice as soon as reasonably possible after learning of any such statements by you and to give you 30 days from the date of such written notice to cure the alleged breach of this subparagraph 12(d) to the Company's reasonable satisfaction.

    13.    You agree and understand that nothing contained in the Severance Agreement and General Release is an admission by Rock of Ages of any liability or unlawful conduct whatsoever.

    14.    This Severance Agreement and General Release may not be modified, altered or changed except upon express written consent by both parties.

    15.    You understand that you have twenty one (21) days from the date of receipt of the Agreement to consider whether or not to sign, and that this Agreement and General Release shall not become effective or enforceable until the expiration of seven (7) days following the date on which you first execute this Agreement. You understand that you have the right to revoke this Agreement and General Release at any time during such seven day period; provided that such revocation shall not be effective unless each of the following conditions has been met:

    (a)    The revocation is made in writing addressed to Rock of Ages and includes the statement: "I hereby revoke my acceptance of the Agreement and General Release."

    (b)    The written revocation is delivered by hand or sent by certified mail with a postmark dated before the end of the seven-day revocation period to Mr. Michael B. Tule, Senior Vice President/General Counsel, Rock of Ages Corporation, 369 North State Street, Concord, New Hampshire 03301.

     16.    This Severance Agreement and General Release sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

    17.    The parties have read and fully considered the foregoing Severance Agreement and General Release. By signing below, you hereby represent that the terms and implications of this Severance Agreement and General Release have been fully explained to you, that you have been afforded a reasonable opportunity to consider this Severance Agreement and General Release, and that you have carefully considered other alternatives to executing this Severance Agreement and General Release. Having elected to execute this Severance Agreement and General Release, to fulfill the promises set forth herein, and to receive the benefit of these promises, you now knowingly and voluntarily sign this Severance Agreement and General Release.

Sincerely yours,

ROCK OF AGES CORPORATION

By: /s/Kurt M. Swenson Kurt M. Swenson, Chairman/CEO

AGREED AND ACCEPTED:

May 22, 2006 Dated	/s/Rick Wrabel Rudolph R. Wrabel

You should discuss this document with your lawyer. You should thoroughly review and understand the effect of the Release before acting on it. Please take this Release home and consider it. This is an important legal document, By signing it, you give up your right to sue your employer. You have twenty-one (21) days to decide whether to sign it. If you do not sign it within the twenty-one (21) days from the date you receive it, this agreement shall be considered withdrawn and its terms null and void. If you sign it, you have seven (7) more days to revoke your acceptance of this Agreement and General Release. After expiration of this seven (7) day period, this Severance Agreement and General Release becomes effective and enforceable.

EXHIBIT 10.2

May 5, 2006

Caryn A. Crump
1927 West Hill Road
Warren, VT 05674

RE:    SEVERANCE AGREEMENT AND GENERAL RELEASE

Dear Caryn:

This Severance Agreement and General Release sets forth the terms of our mutual agreement concerning your separation from Rock of Ages Corporation, its subsidiaries and affiliates (collectively, "Rock of Ages" or the "Company"). Specifically, we agree as follows:

        1.    You have resigned from employment on May 5, 2006 (the "Separation Date"). You will be paid for the month of May on the normal payroll cycle.

        2.    In consideration of the execution of this Severance Agreement and General Release and your compliance with the promises made herein, Rock of Ages agrees to pay your regular salary payments for a period of twelve (12) months, commencing on June 15, 2006 and ending on May 15, 2007. Salary payments will be less appropriate state, federal, unemployment and social security tax deductions. No salary continuation payments shall be made until you have executed this Agreement and the seven day revocation period set forth in paragraph 15 below has expired.

        Rock of Ages will continue the coverage that you have elected at current contribution rates under its group health, dental and vision insurance plans (or successor plans providing substantially the same coverage) until the earlier to occur of (a) the date you, your spouse or dependent children become covered under another group health plan that does not contain an exclusion or limitation for any pre-existing condition of the qualified beneficiary, (b) April 30, 2008, or (c) the date the Company no longer provides group health coverage to any of its employees.

        We will reimburse you for fees for outplacement services in an aggregate amount of up to $5,000, upon presentation of a proper invoice in satisfactory form. In addition, to assist with your transition, we will maintain your remote access to your company email and voice mail until May 31, 2006. We would ask that you vacate your office as soon as possible, but in no event later than May 8, 2006.

        3.    Your group term life insurance, optional life insurance, disability insurance, retirement plan and all other fringe benefits not specifically provided for herein shall cease and terminate on the Separation Date. All Company contributions to your 401(k) account shall cease on the Separation Date; provided, however, you may remain in the plan according to its terms for as long as you wish and as long as your account balance remains over Five Thousand Dollars ($5,000.00), or you may withdraw or rollover your account balance at any time after the Separation Date in accordance with the provisions of the 401(k) Plan and in accordance with applicable law and regulations. A notice explaining your distribution options will be sent to your home. In accordance with the terms of your incentive stock option dated October 28, 2004, you may exercise the option at any time within ninety (90) days from the date of termination. The option expires on August 5, 2006.

        4.    Upon your submission of an expense report to the Company, on or before May 12, 2006, the Company will reimburse you consistent with Company policy for all outstanding, unreimbursed, business expenses incurred on behalf of the Company prior to May 1, 2006. You shall be responsible for payment of any personal expenses and any expenses incurred after May 1, 2006 charged to any company credit card. You may pay such expenses directly to the Company or the Company may deduct such amounts from any payments due to you hereunder.

        5.    You have returned, or will immediately return, all Company property, whether confidential or not, without keeping copies or excerpts thereof, including, but not limited to, computers (including any passwords associated therewith), cell phones, printers, customer lists, samples, product information, financial information, price lists, marketing materials, keys, credit cards, telephone calling cards, technical data, research, blueprints, trade secrets information, and all confidential or proprietary information.

Notwithstanding the foregoing, you shall be entitled to keep your laptop computer (after the Company has removed all Company information from the hard disk drive) and your mobile phone. We will discontinue mobile phone service and you shall be responsible for obtaining your own mobile phone service. You shall make your laptop computer available to the Company at its offices in Graniteville during the week of May 8 to allow the Company to purge the data. The Company will transfer your company automobile to you at no cost. The vehicle will be transferred "as is" and "where is." You should be aware that you will be taxed on the value of the automobile in 2006 and the Company will send you a 1099 MISC reporting the receipt of this value.

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        6.    You understand and agree that you would not receive the money and benefits specified in paragraphs 2, 3 and 5 above except for your execution of this Severance Agreement and General Release and your agreement to fulfill the promises as described herein.

        7.    You and Rock of Ages agree that the payment and benefits specified in paragraph 2 above includes any and all monies, including but not limited to wages, salary, severance and/or pay in lieu of notice that may be due to you as a result of your employment with Rock of Ages and/or the termination thereof.

        8.    In consideration of the covenants and payments set forth above, you voluntarily release and discharge Rock of Ages, its parent, affiliates, subsidiaries, divisions, officers, employees, agents, successors, and assigns, both individually and in their official capacities (hereinafter referred to collectively as "Rock of Ages") of and from any and all claims, charges, lawsuits, grievances or causes of action whatsoever, in law of equity, which you, your heirs, executors, administrators, successors, and assigns may have against Rock of Ages. This shall include any claim related to or arising out of your employment by Rock of Ages, the terms and conditions of said employment and the cessation of said employment, including but not limited to any alleged violation of the following:

        The National Labor Relations Act;

        Title VII of the Civil Rights Act of 1964;

        Sections 1981 through 1988 of Title 42 of United States Code;

        The Employee Retirement Income Security Act of 1974;

        The Immigration Reform Control Act;

        The Americans with Disabilities Act of 1990;

        The Age Discrimination in Employment Act of 1967;

        The False Claims Act;

        The Fair Labor Standards Act;

        The Occupational Safety and Health Act;

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        The Family and Medical Leave Act;

        The Vermont Employment Discrimination Law;

        Vermont Wage Payment and Wage and Hour Laws;

        Vermont whistleblower protection laws;

        Any other federal, state or local civil or human rights law or any other alleged violation of any local, state or federal law, regulation or ordinance;

        Any public policy, contract, tort, or common law; or

        Any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

        9.    You represent that you have not filed, or permitted to be filed on your behalf, any claim, lawsuit, grievance or cause of action against Rock of Ages, and that no claim, lawsuit, grievance or cause of action exists relating to your employment by Rock of Ages or the cessation of that employment. With the exception of any action the law precludes you from waiving by agreement, you expressly covenant not to sue Rock of Ages for any damages you may claim to have suffered as a result of actions related to your employment with Rock of Ages and/or the termination thereof. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent you from filing a charge or lawsuit challenging the validity of the waiver and release contained herein under the Age Discrimination in Employment Act.

        10.    This Agreement and General Release shall be governed by and construed in accordance with the laws of the State of Vermont. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

        11.    You agree that you shall remain subject to the confidentiality obligations set forth in section 8 of your employment agreement dated October 4, 2004. You further agree not to disclose, either directly or indirectly, any information whatsoever regarding the existence or substance of this Severance Agreement and General Release. This includes, but is not limited to, members of the media, present or former employees of Rock of Ages and other members of the public, but does not include any person whom you choose to seek advice from or consult with regarding your consideration of and decision to execute this Severance Agreement and General Release. You acknowledge that any breach of this section 11 shall cause irreparable harm to the Company. Accordingly, in the event of any breach of this section 11, the Company shall have the right to terminate any payments due hereunder and shall further have the right to seek all additional relief, including damages, specific performance and injunctive relief.

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        12.    In consideration for the payments and benefits described above, you agree as follows:

        (a)    You acknowledge that during your employment, you have become fully familiar with all aspects of the Company's businesses, and have obtained access to confidential and proprietary information relating to such businesses. You understand, agree and covenant that such information is valuable and that you have no property interest in it. Therefore, you covenant and agree that you will not use, disclose, communicate or divulge such information to any third party and will keep and hold such information in confidence.

        (b)    During the period of your non-competition covenant set forth in Paragraph 12(c) hereof, you agree not to, on your own behalf or on behalf of any other person, corporation, firm or entity, directly or indirectly, solicit or induce any client, customer, employee or sales representative of Company to stop doing business with or to leave the Company for any reason whatsoever or to hire any of the Company's employees.

        (c)    You and the Company agree that the Company is currently engaged in the business of quarrying, manufacturing, lettering, setting, marketing and selling at need and pre-need granite, bronze and other memorials and monuments and related products and services at wholesale and at retail (herein collectively referred to as the "Restricted Business") and Company is engaged in the Restricted Business in every state of the United States as of the date of this agreement and that you have been employed by the Company to help expand and grow the Restricted Business. Therefore, the restricted territory shall include all the states of the United States (the "RestrictedTerritory"). Accordingly, as a material and essential inducement to Company to enter into this agreement, make the payments provided for herein, and in consideration of Company's agreements with you under this agreement, you agree that for the period during which you are receiving payments under this Agreement, you will not, in the Restricted Territory, directly or indirectly, in any manner whatsoever:

                (i)    compete with Company, its successors and assigns in the Restricted Business, in the Restricted Territory;

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                (ii)    engage in the Restricted Business in the Restricted Territory;

                (iii)    have any ownership interest in (other than the ownership of less than five percent (5%) of the ownership interests of a company whose stock or other ownership interests are publicly traded) any business entity which engages, directly or indirectly, in the Restricted Business in the Restricted Territory;

                (iv)    contract, subcontract, work for, solicit work from, solicit Company employees for, or solicit customers for, advise or become affiliated with, any business entity which engages in the Restricted Business in the Restricted Territory; or

                (v)    lend money or provide anything of value to any entity which engages in the Restricted Business in the Restricted Territory.

The term "compete" as used in this Paragraph 12(c) means engage in competition, directly or indirectly, either as an employee, officer, director, owner, agent, member, consultant, independent contractor, partner, sole proprietor, stockholder, or any other ownership form or other capacity.

While the restrictions as set forth herein are considered by the parties hereto to be reasonable in all circumstances, it is recognized that any one or more of such restrictions might fail for unforeseen reasons. Accordingly, it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as unreasonable in all circumstances for the protection of Company and its interests, but would be valid if part of the wording thereof were deleted, the period thereof reduced, or the range of activities or area dealt with reduced in scope, such restrictions shall apply with the minimum modification as may be necessary to make them valid and effective, while still affording to Company the maximum amount of protection contemplated thereby.

You represent that you have carefully reviewed the restrictive non-competition covenant set forth in this Paragraph 12(c) and the non-disclosure covenant in Paragraph 12(a) and the non-solicitation covenant in Paragraph 12(b) and have determined that these covenants will not impose undue hardship, financial or otherwise, on you; that their Restrictive Territory and duration will not impose a hardship on you; that they protect Company's legitimate interests in its goodwill of its Restricted Business; and that your not being able to compete in the Restrictive Territory for the duration of your covenants will not be injurious to the public interest.

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You agree that your breach of your covenants in this Paragraph 12 will cause irreparable harm to Company.

        (d)    You further covenant and agree not to make any statements that are disparaging about or adverse to the business interests of Rock of Ages or which are intended to harm the reputation of Rock of Ages, including but not limited to any statements that disparage any product, service, finances, capability or any other aspect of the Company's business. The Company agrees to provide you with written notice as soon as reasonably possible after learning of any such statements by you and to give you 30 days from the date of such written notice to cure the alleged breach of this subparagraph 12(d) to the Company's reasonable satisfaction.

        13.    You agree and understand that nothing contained in the Severance Agreement and General Release is an admission by Rock of Ages of any liability or unlawful conduct whatsoever.

        14.    This Severance Agreement and General Release may not be modified, altered or changed except upon express written consent by both parties.

        15.    You understand that you have twenty one (21) days from the date of receipt of the Agreement to consider whether or not to sign, and that this Agreement and General Release shall not become effective or enforceable until the expiration of seven (7) days following the date on which you first execute this Agreement. You understand that you have the right to revoke this Agreement and General Release at any time during such seven day period; provided that such revocation shall not be effective unless each of the following conditions has been met:

        (a)    The revocation is made in writing addressed to Rock of Ages and includes the statement: "I hereby revoke my acceptance of the Agreement and General Release."

        (b)    The written revocation is delivered by hand or sent by certified mail with a postmark dated before the end of the seven-day revocation period to Mr. Michael B. Tule, Senior Vice President/General Counsel, Rock of Ages Corporation, 369 North State Street, Concord, New Hampshire03301.

        16.    This Severance Agreement and General Release sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

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        17.    The parties have read and fully considered the foregoing Severance Agreement and General Release. By signing below, you hereby represent that the terms and implications of this Severance Agreement and General Release have been fully explained to you, that you have been afforded a reasonable opportunity to consider this Severance Agreement and General Release, and that you have carefully considered other alternatives to executing this Severance Agreement and General Release. Having elected to execute this Severance Agreement and General Release, to fulfill the promises set forth herein, and to receive the benefit of these promises, you now knowingly and voluntarily sign this Severance Agreement and General Release.

Sincerely yours,

ROCK OF AGES CORPORATION

By: /s/Kurt M. Swenson Kurt M. Swenson, Chairman/CEO

AGREED AND ACCEPTED:

May 22, 2006 Dated	/s/Caryn A. Crump Caryn A. Crump

You should discuss this document with your lawyer. You should thoroughly review and understand the effect of the Release before acting on it. Please take this Release home and consider it. This is an important legal document, By signing it, you give up your right to sue your employer. You have twenty-one (21) days to decide whether to sign it. If you do not sign it within the twenty-one (21) days from the date you receive it, this agreement shall be considered withdrawn and its terms null and void. If you sign it, you have seven (7) more days to revoke your acceptance of this Agreement and General Release. After expiration of this seven (7) day period, this Severance Agreement and General Release becomes effective and enforceable.

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EXHIBIT 10.3

AMENDMENT NO. 1
TO EMPLOYMENT AGREEMENT

    AMENDMENT entered into this 24th day of May, 2006, between ROCK OF AGES CORPORATION, a Delaware corporation having a place of business at 772 Graniteville Road, Graniteville, Vermont 05654 (hereinafter referred to as the "Company") and Richard M. Urbach (hereinafter referred to as the "Employee").

WITNESSETH:

    WHEREAS, the Company and the Employee, having heretofore entered into an Employment Agreement ("Agreement") dated September 15, 2004, pursuant to which Employee continued his employment as Regional Vice President/Western Region of the Company;

    WHEREAS, Employee has assumed the position of President and Chief Operating Officer of the Retail Division of the Company, reporting to the Chief Executive Officer of the Company, with principal responsibilities for the bottom and top line growth of the Company's retail memorial distribution system (the "Position") and with such other executive duties and responsibilities, and such other or different senior executive positions, as Company may assign to Employee; and

    WHEREAS, the Company and Employee also wish to amend the Agreement to reflect Employee's new position, and further to amend the agreement in certain respects to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the U.S. Treasury Regulations from time to time promulgated thereunder (the "Regulations");

    NOW, THEREFORE, in consideration of the premises, the Company and the Employee do hereby amend the Agreement as follows:

    Amend section 4 of the Agreement by deleting the current subsection (a) in its entirety and replacing it with the following:

    (a)    Salary.    The Company shall pay Employee an annual base salary of One Hundred Sixty Thousand Dollars ($160,000) less withholding and other taxes required by federal and state law (the "Annual Base Salary"), payable in equal monthly installments, or as otherwise required by law. Any increases in Annual Base Salary shall be in the sole discretion of the Company, it being understood such increases are not guaranteed, but are subject to Employee's job performance and the determination of the Company, in its sole discretion, to award such salary increases to Employee.

     Amend section 6 of the Agreement by deleting the current subsections (b), (c) and (d) and replacing them with the following:

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    (b)    Termination by the Company or the Employee.    The Company may terminate Employee's employment with or without cause and by giving Employee thirty (30) days prior written notice. In the event of termination or notice of termination by Company without cause, or in the event that Employee terminates Employee's employment for "Good Reason" (defined below) Employee will be entitled to to the following, subject to Section 22 hereof: (i) a sum equal to twelve (12) months of his then current Annual Base Salary, payable in twelve (12) equal monthly installments (less applicable withholdings), with the first such installment being due on the 15th day of the month following the date of such termination and subsequent payments being made on the same day of each of the following months; (ii) earned but unpaid bonus (if any) for the year in which this agreement is terminated, prorated to date of termination and payable when such bonuses are normally paid; (iii) continuation of health care coverage at active employee contribution rates for a period of 1 year following the date of termination of this agreement; (iv) reimbursement for outplacement services in an aggregate amount not to exceed $10,000. Said payments shall be subject to the execution and non-revocation of a general release in favor of the Company.

Termination of Employee by the Company for (1) embezzlement or other theft of corporate property, (2) a material breach of Section 8 or 10 of this agreement by Employee while employed by the Company, (3) drug, alcohol or other substance abuse, (4) sexual harassment, battery or other criminally actionable offense by Employee against an employee or customer of the Company, or (5) Employee's conviction of any felony while employed by the Company shall constitute and be in all respects termination for cause by the Company and Employee shall not be entitled to the termination payments described in preceding sentences of this section.

 Employee may resign from employment at any time for any reason by giving thirty (30) days written notice to Company of such intention. In such event, Company may, in its discretion, permit Employee to work through the notice period or accept the Employee's immediate resignation. In the event of a termination by the Company for cause or by Employee, Employee shall not be entitled to payment of any further compensation, salary or benefits under the terms of this agreement (including the termination payment described above) except (i) Annual Base Salary through the date of termination; (ii) any vested benefits under the then current Company employee benefit plans; (iii) accrued but unused vacation; and (iv) any benefit continuation or conversion rights under the then current Company employee benefit plans.

For the purposes of this section 6, "Good Reason" shall mean the occurrence, without Employee's consent, of any of the following events or circumstances: (a) any material breach by the Company of this agreement; (b) if the Employee no longer reports to the CEO of the Company or its successors or assigns; (c) any material diminution in the Employee's position, authority or responsibilities with the Company; or (d) a change by the Company in the location of the Employee's office in Minnesota to a new location that is both (i) outside a radius of 50 miles from the Employee's principal residence in Minnesota and (ii) more than 50 miles from the Employee's office in Minnesota.

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       (c)  Termination in Connection with a Change In Control. If the Employee's employment hereunder is terminated (x) by the Company (other than a termination due to Employee's death, Disability or for cause) within 12 months after a Change in Control; or (y) by the Employee for Good Reason within 12 months after a Change in Control, the Company shall pay to the Employee a lump sum in cash within 15 days after the date of termination equal to 1 times the then current Annual Base Salary, plus the benefits referenced in section 7(b)(ii), (iii) and (iv). Any outstanding options granted to Employee pursuant to the Option Plan shall fully vest and become immediately exercisable.

        For the purposes of this Agreement, a "Change in Control" shall mean:

        (i)    The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) after the date of this Agreement of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph, the following acquisitions shall not constitute a Change in Control: (1) Any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company; (4) any acquisition pursuant to a transaction which satisfies the criteria set forth in clauses (A), (B), and (C) of paragraph (iii) below; or (5) any acquisition by Kurt M. Swenson or his siblings, any Permitted Transferee (as defined in the Company's Amended and Restated Certificate of Incorporation as in effect as of the date of this Agreement) of Kurt M. Swenson or his siblings, any Person controlled by any such Person(s) or any group of which any such Person is a member (any of the Persons described in this clause 5 being referred to as an "Excluded Person"); or

        (ii)    Individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least the majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

        (iii)    Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, other than with or to an Excluded Person (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 40% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Business Combination; (B) no Person (excluding any Excluded Person, any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of such corporation or other business entity resulting from such Business Combination and (C) at least half of the members of the board of directors or other governing body of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

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Add a new section 22 as follows, to be effective as of January 1, 2005:

    22.    409A COMPLIANCE. It is the intention of the Company and Employee that this agreement not result in unfavorable tax consequences to Employee under Section 409A of the internal Revenue Code of 1986, as amended (the "Code"), and the regulations and guidance promulgated thereunder. Notwithstanding anything to the contrary herein, if Employee is a "specified employee" (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any amounts (or benefits) otherwise payable to or in respect of him pursuant to Section 7(b) or Section 7(c) of this agreement shall be delayed until the earliest date permitted by Section 409A(a)(2) of the Code. The Company and Employee agree to cooperate in good faith in an effort to comply with Section 409A of the Code including, if necessary, amending the agreement based on further guidance issued by the Internal Revenue Service from time to time, provided that the Company shall not be required to assume any increased economic burden in connection with such amendment.

[REMAINING SPACE LEFT BLANK INTENTIONALLY]

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    Except as amended by this Amendment No. 1, the Agreement and its remaining provisions shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement to be effective as provided herein.

ROCK OF AGES CORPORATION

By: /s/Kurt M. Swenson
Witness	Kurt M. Swenson, Chairman/CEO

/s/Richard M. Urbach
Witness	Richard M. Urbach, Employee

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